Exhibit 24.1

POWER OF ATTORNEY

Know all persons by these presents, that the undersigned hereby constitutes and appoints each of Denise McNairn of Response Genetics, Inc. and Steven Seidman and Leah Shams-Molkara of Willkie Farr & Gallagher LLP, each acting alone with full power, the undersigned's true and lawful attorney-in-fact to:

(1)           execute for and on behalf of the undersigned, in the undersigned's capacity as a former officer or director of the Company, Forms 4 that were required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder with respect to the undersigned’s service as a director or officer of the Company;

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 4 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until all Form 4s required to be filed by the undersigned with respect to the undersigned’s service as a director or officer of the Company have been filed with respect to the undersigned's holdings of and transactions in securities issued by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of May, 2010.

/s/ Hubertus Spierings
Hubertus Spierings